SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC  20549


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):

                        February 26, 1998


                    MICRON ELECTRONICS, INC.
     ------------------------------------------------------
     (Exact name of registrant as Specified in Its Charter)

                            Minnesota
     ------------------------------------------------------
         (State or other jurisdiction of incorporation)

          0-17932                          41-1404301
     ------------------------------------------------------
     (Commission File No)                (IRS Employer
                                     Identification Number)



                       900 E. Karcher Road
                      Nampa, Idaho   83687
   -----------------------------------------------------------
   (Address of principal executive offices including zip code)


                         (208) 898-3434
   -----------------------------------------------------------
      (Registrant's telephone number, including area code)

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

          On February 26, 1998, the recapitalization of MCMS, Inc. ("MCMS"), formerly Micron Custom Manufacturing Services, Inc. and formerly a wholly-owned indirect subsidiary of the Registrant, pursuant to the Amended and Restated Recapitalization Agreement (the "Recapitalization Agreement") by and among Micron Electronics, Inc. ("Registrant" or "Micron"), MCMS, MEI California, Inc. ("MEIC") and Cornerstone Equity Investors IV, L.P. ("Cornerstone"), dated as of February 1, 1998, as amended by Amendment No. 1, dated as of February 26, 1998, by and among Micron, MEIC, MCMS and Cornerstone ("Amendment No. 1"), was consummated. The descriptions herein of the Recapitalization Agreement and Amendment No. 1 are qualified in their entirety by reference to Exhibits 2.3 and 2.4, respectively.

     Pursuant to the Recapitalization Agreement, Cornerstone, certain other investors and certain members of MCMS management, including Robert F. Subia who was formerly a director of Micron, acquired 90% of the equity in MCMS. In exchange for the 90% interest in MCMS, Micron received $249.2 million in cash (the "Purchase Price"). The Purchase Price was determined pursuant to arm's length negotiations between Micron and Cornerstone.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

  (a)  Financial Statements of Business Acquired

               Not applicable.

  (b)  Pro Forma Financial Information


       UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


     On February 26, 1998, Micron Electronics, Inc. (the "Company") completed the sale of 90% of its interest in MCMS, Inc. ("MCMS"), formerly Micron Custom Manufacturing Services, Inc. and formerly a wholly-owned subsidiary of the Company, in a recapitalization transaction (the "Recapitalization"). Pursuant to the Recapitalization, Cornerstone Equity Investors IV, L.P. ("Cornerstone"), certain other investors and certain members of MCMS management, acquired the 90% interest in the equity of MCMS. Net proceeds of $242.9 million were received by the Company pursuant to the Recapitalization which is net of $6.3 million of estimated transaction costs.

     The following unaudited pro forma condensed financial information ("Pro Forma Financial Statements") present the pro forma condensed financial position of the Company as of November
27, 1997 and the pro forma results of operations of the Company for the three months ended November 27, 1997 and for the fiscal year ended August 28, 1997. The pro forma condensed balance sheet of the Company as of November 27, 1997 includes the historical financial information of the Company and MCMS and gives effect to the Recapitalization as if it occurred on that date. The pro forma condensed statement of operations of the Company for the three month period and fiscal year ended November 27, 1997 and August 28, 1997, respectively, give effect to the Recapitalization as if it occurred at the beginning of each such period.

  The pro forma adjustments have been determined based on available information, some of which is preliminary, and actual results may differ. The Pro Forma Financial Statements are provided for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been reported had the Recapitalization occurred on the dates indicated, nor do they represent a forecast of the financial position or results of operations of the Company at any future date or for any future period.

  The Pro Forma Financial Statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for its fiscal year ended August 28, 1997 included in its Annual Report on Form 10-K and its interim consolidated financial statements and notes thereto for the three month period ended November 27, 1997 in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

MICRON ELECTRONICS, INC.
CONSOLIDATED PRO FORMA BALANCE SHEET
As of November 27, 1997
(Amounts in thousands)

                                         Pro Forma
                          As Reported   Adjustments         Pro Forma
---------------------------------------------------------------------
  ASSETS
  Current Assets:
    Cash and equivalents    $ 157,134     $ 229,607 (A)(B)  $ 386,741
    Liquid investments         10,051             -            10,051
    Receivables               257,173       (43,096)(A)       214,077
    Inventories               130,654       (23,384)(A)       107,270
    Deferred income taxes      27,560        (1,906)(A)        25,654
    Other current assets        3,674          (295)(A)         3,379
                            ---------     ---------         ---------
      Total current assets    586,246       160,926 (A)       747,172

    Property, plant and
     equipment, net           201,051       (61,257)(A)       139,794
    Other assets                3,811           (56)(A)         3,755
                            ---------     ---------         ---------
      Total assets          $ 791,108     $  99,613         $ 890,721
                            =========     =========         =========

  LIABILITIES AND EQUITY
  Current liabilities:
    Accounts payable and
     accrued expenses       $ 338,284     $   8,376 (A)(B)  $ 346,660
    Accrued product and
     process technology        32,511             -            32,511
    Current debt               18,815        (1,279)(A)        17,536
                            ---------     ---------         ---------
      Total current
       liabilities            389,610         7,097           396,707

    Long-term debt             18,949          (312)(A)        18,637
    Deferred income taxes       3,149        (3,538)(A)          (389)
    Other liabilities          13,992          (662)(A)        13,330
                            ---------     ---------         ---------
      Total liabilities       425,700         2,585           428,285
                            ---------     ---------         ---------

  Shareholders' equity:
    Common stock                  956             -               956
    Additional capital        120,140             -           120,140
    Retained earnings         246,190        94,514(B)        340,704
    Cumulative translation
     adjustment                (1,878)        2,514(A)            636
                            ---------     ---------         ---------
      Total shareholders'
       equity                 365,408        97,028           462,436
                            ---------     ---------         ---------

    Total liabilities and
     shareholders' equity   $ 791,108     $  99,613         $ 890,721
                            =========     =========         =========





The accompanying notes are an integral part of the Pro Forma
Financial Statements.

MICRON ELECTRONICS, INC.
CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
For the fiscal year ended August 28, 1997
(Amounts in thousands, except per share amounts)

                                         Pro Forma
                          As Reported   Adjustments     Pro Forma
-----------------------------------------------------------------
                                             (C)
Net sales                  $1,955,783    $ (289,756)   $1,666,027
Cost of goods sold          1,618,037      (256,359)    1,361,678
                           ----------    ----------    ----------
  Gross margin                337,746       (33,397)      304,349

Selling, general and
administrative                191,667       (12,422)      179,245
Research and development        9,621          (138)        9,483
                           ----------    ----------    ----------
  Operating income            136,458       (20,837)      115,621

Interest income, net            7,896          (380)        7,516
                           ----------    ----------    ----------
  Income before taxes         144,354       (21,217)      123,137

Income tax provision           57,092        (8,465)       48,627
                           ----------    ----------    ----------
  Net income               $   87,262    $  (12,752)   $   74,510
                           ==========    ==========    ==========

Earnings per share         $     0.92                  $     0.79
Number of shares used
 in per share calculation      94,621                      94,621





The accompanying notes are an integral part of the Pro Forma
Financial Statements.

MICRON ELECTRONICS, INC.
CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
For the three months ended November 27, 1997
(Amounts in thousands, except per share amounts)

                                         Pro Forma
                          As Reported   Adjustments     Pro Forma
-----------------------------------------------------------------
                                             (C)
Net sales                   $ 558,890     $ (70,703)    $ 488,187
Cost of goods sold            481,676       (60,612)      421,064
                            ---------     ---------     ---------
  Gross margin                 77,214       (10,091)       67,123

Selling, general and
 administrative                74,065        (3,067)       70,998
Research and development        3,582           (54)        3,528
                            ---------     ---------     ---------
  Operating income               (433)       (6,970)       (7,403)

Interest income, net            2,194          (134)        2,060
                            ---------     ---------     ---------
  Income before taxes           1,761         7,104        (5,343)

Income tax provision              696         2,629 (B)    (1,933)
                            ---------     ---------     ---------
  Net income                $   1,065     $   4,475     $  (3,410)
                            =========     =========     =========

Earnings per share          $    0.01                   $   (0.04)
Number of shares used
 in per share calculation      95,971                      95,971



The accompanying notes are an integral part of the Pro Forma
Financial Statements.

  NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


A. The Pro Forma Balance Sheet reflects the disposition of the net assets of MCMS as if the recapitalization had occurred on November 27, 1997.

B. The Pro Forma Balance Sheet reflects the proceeds from the
   Recapitalization transaction and resultant gain as follows (in thousands):

     Proceeds from sale              $249,200
     Transaction costs                 (6,331)
                                     --------
     Net proceeds                     242,869
     Net assets of MCMS               (86,647)
                                     --------
     Gain on sale                     156,222
     Income tax expense               (61,708)
                                     --------
     Gain, net of tax                $ 94,514
                                     ========

   The gain realized by the Company from the recapitalization transaction has been excluded from the Pro Forma Statements of Operations.


C. The Pro Forma Statements of Operations reflect the elimination of MCMS' net revenues and costs, including the provision for income taxes. Intercompany transactions with MCMS were not eliminated in the Pro Forma Statements of Operations.

     (c)  Exhibits.

          2.3 Amended and Restated Recapitalization Agreement dated February 1, 1998, by and among Micron, MCMS, MEIC. and
Cornerstone.  Incorporated by reference to Exhibit 2.3
Registrant's Form 8-K filed on February 19, 1998.

          2.4  Amendment 1 to Amended and Restated
Recapitalization Agreement dated February 26, 1998 by and among
Micron, MCMS, MEIC and Cornerstone.

                           SIGNATURES
                           ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MICRON ELECTRONICS, INC.




Date: March 13, 1998          By /s/ T. Erik Oaas
                                ----------------------------------
                                 T. Erik Oaas
                                 Executive Vice President, Finance
                                 and Chief Financial Officer